Castlight Health Announces First Quarter 2019 Results

SAN FRANCISCO - May 2, 2019 - Castlight Health, Inc. (NYSE:CSLT), a leading health benefits platform provider, today announced results for its first quarter ended March 31, 2019.

“The first quarter was a solid start to the year with new business from our platform products, a record number of new customer launches, and financial results that were in-line with our full year outlook,” said John Doyle, chief executive officer of Castlight Health. “We are pleased to see our health navigation solutions delivering clear value while resonating with our buyers and delighting our users.”

Financial performance for the three months ended March 31, 2019 compared to the three months ended March 31, 2018 includes:

•	GAAP total revenue of $35.5 million, representing a decrease of 3%

•	GAAP gross margin of 60.2%, compared to 59.0%

•	Non-GAAP gross margin of 63.3%, compared to 63.0%

•	GAAP operating loss of $10.9 million, compared to a loss of $14.6 million

•	Non-GAAP operating loss of $5.3 million, compared to $7.7 million

•	GAAP net loss per basic and diluted share of $0.07, compared to a net loss per basic and diluted share of $0.11

•	Non-GAAP net loss per basic and diluted share of $0.03, compared to a net loss per basic and diluted share of $0.06

•	Cash used in operations of $12.1 million, compared to $19.0 million

Total cash and cash equivalents was $66.3 million as of March 31, 2019.

A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook
The Company is reiterating its previously-issued 2019 outlook. For the full year 2019, the Company expects:

•	GAAP revenue in the range of $153 million to $158 million

•	Non-GAAP operating income in the range of $0 million to $5 million

•	Non-GAAP net income per share of approximately $0.00 to $0.03 based on approximately 145 million to 146 million shares

Quarterly Conference Call
Castlight Health senior management will host a conference call to discuss its first quarter 2019 results and business outlook today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Investor Relations website at http://ir.castlighthealth.com. An archive of the webcast can also be accessed through the same link. The live conference call can be accessed by dialing (833) 238-7953 and the replay will be available for one week at (800) 585-8367. The conference ID number for the live call and replay is 6488997.

About Castlight Health

Castlight is on a mission to make it as easy as humanly possible to navigate healthcare and live happier, healthier, more productive lives. Our health navigation platform connects with hundreds of health vendors, benefits resources, and plan designs, giving rise to the world’s first comprehensive app for all health needs. We guide individuals - based on their unique profile - to the best resources available to them, whether they are healthy, chronically ill, or actively seeking medical care. In doing so, we help companies regain control over rising healthcare costs and get more value from their benefits investments. Castlight revolutionized the healthcare sector with the introduction of data-driven price transparency tools in 2008 and the first consumer-grade wellbeing platform in 2012. Today, Castlight serves as the health navigation platform for millions of people and is a trusted partner to many of the largest employers in the world.

For more information visit www.castlighthealth.com. Follow us on Twitter and LinkedIn and Like us on Facebook.

Non-GAAP Financial Measures
To supplement Castlight Health’s financial statements presented in accordance with generally accepted accounting principles (GAAP), we also use and provide investors and others with non-GAAP measures of certain components of financial performance, including non-GAAP gross profit and margin, non-GAAP operating expense, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share. Non-GAAP gross profit and margin, non-GAAP operating expense, non-GAAP operating income (loss), and non-GAAP net income (loss) exclude stock-based compensation, certain legal expenses, amortization of intangibles, amortization of internal-use software, and lease exit and related charges.

We believe that these non-GAAP financial measures provide useful supplemental information to investors and others, facilitate the analysis of the company’s core operating results and comparison of operating results across reporting periods, and can help enhance overall understanding of the company’s historical financial performance.

We have provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure, except that we have not reconciled our non-GAAP operating income and net income per share guidance for the full year 2019 to comparable GAAP measures because we do not provide guidance for stock-based compensation expense, and capitalization and amortization of internal-use software, which are reconciling items between GAAP and non-GAAP. The factors that may impact our future stock-based compensation expense, and capitalization and amortization of internal-use software are out of our control and/or cannot be reasonably predicted, and therefore we are unable to provide such guidance without unreasonable effort. Factors include our market capitalization and related volatility of our stock price and our inability to project the cost or scope of internally produced software.

These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP.

Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Castlight Health encourages investors and others to review the company’s financial information in its entirety and not rely on a single financial measure.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements about Castlight Health’s expectations, plans, intentions, and strategies, including, but not limited to, statements regarding Castlight Health’s 2019 full year projections, success of our strategy and our expectations for our future business and financial performance. Statements including words such as “anticipate,” “believe,” “estimate,” “will,” “continue,” “expect,” or “future,” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in Castlight Health’s documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to Castlight Health as of the date hereof. Castlight Health assumes no obligation to update these forward-looking statements.

Copyright 2019 Castlight Health, Inc. Castlight Health® is the registered trademark of Castlight Health, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	As of
	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$66,338	$66,005
Marketable securities	—	11,327
Accounts receivable and other, net	34,699	26,816
Prepaid expenses and other current assets	4,351	3,680
Total current assets	105,388	107,828
Property and equipment, net	3,754	3,963
Restricted cash, non-current	1,325	1,325
Deferred commissions	19,067	20,142
Deferred professional service costs	9,672	10,133
Intangible assets, net	15,333	16,209
Goodwill	91,785	91,785
Operating lease right-of-use assets, net	15,989	—
Other assets	2,209	2,129
Total assets	$264,522	$253,514
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,760	$9,556
Accrued expenses and other current liabilities	13,025	15,454
Accrued compensation	5,005	5,975
Deferred revenue	23,774	20,193
Operating lease liabilities	5,928	—
Total current liabilities	56,492	51,178
Deferred revenue, non-current	944	1,030
Debt, non-current	2,789	3,254
Operating lease liabilities, non-current	13,428	—
Other liabilities, non-current	1,040	3,381
Total liabilities	74,693	58,843
Stockholders’ equity	189,829	194,671
Total liabilities and stockholders’ equity	$264,522	$253,514

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue:
Subscription	$33,806	$32,989
Professional services and other	1,684	3,490
Total revenue, net	35,490	36,479
Cost of revenue:
Cost of subscription(1)	8,166	9,174
Cost of professional services and other(1)	5,944	5,769
Total cost of revenue	14,110	14,943
Gross profit	21,380	21,536
Operating expenses:
Sales and marketing(1)	9,215	13,912
Research and development(1)	15,725	15,371
General and administrative(1)	7,293	6,825
Total operating expenses	32,233	36,108
Operating loss	(10,853)	(14,572)
Other income, net	314	128
Net loss	$(10,539)	$(14,444)
Net loss per share, basic and diluted	$(0.07)	$(0.11)
Weighted-average shares used to compute basic and diluted net loss per share	143,000	134,994

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2019	2018
Cost of revenue:
Cost of subscription	$219	$242
Cost of professional services and other	265	301
Sales and marketing	627	1,138
Research and development	1,704	1,654
General and administrative	1,162	1,257

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Operating activities:
Net loss	$(10,539)	$(14,444)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,344	1,860
Stock-based compensation	3,977	4,592
Amortization of deferred commissions	2,491	2,853
Amortization of deferred professional service costs	969	946
Non-cash operating lease expense	1,282	—
Lease exit and related charges	—	916
Accretion and amortization of marketable securities	(126)	(131)
Changes in operating assets and liabilities:
Accounts receivable and other, net	(7,883)	(11,196)
Deferred commissions	(1,416)	(1,171)
Deferred professional service costs	(469)	(742)
Prepaid expenses and other assets	(751)	206
Accounts payable	(849)	1,783
Operating lease liabilities	(1,382)	—
Accrued expenses and other liabilities	(1,304)	(1,237)
Deferred revenue	3,495	3,183
Accrued compensation	(970)	(6,390)
Net cash used in operating activities	(12,131)	(18,972)
Investing activities:
Purchase of property and equipment	(204)	(388)
Purchase of marketable securities	—	(10,025)
Maturities of marketable securities	11,453	15,750
Net cash provided by investing activities	11,249	5,337
Financing activities:
Proceeds from exercise of stock options	1,680	490
Principal payments on long-term debt	(465)	—
Net cash provided by financing activities	1,215	490

Net increase (decrease) in cash, cash equivalents and restricted cash	333	(13,145)
Cash, cash equivalents and restricted cash at beginning of period	67,330	62,644
Cash, cash equivalents and restricted cash at end of period	$67,663	$49,499

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$66,338	$48,174
Restricted cash	1,325	1,325
Total cash, cash equivalents and restricted cash	$67,663	$49,499

CASTLIGHT HEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Gross profit:
GAAP gross profit subscription	$25,640	$31,589	$23,815
Stock-based compensation	219	222	242
Amortization of internal-use software	—	120	219
Amortization of intangibles	587	678	678
Non-GAAP gross profit subscription	$26,446	$32,609	$24,954
GAAP gross margin subscription	75.8%	80.2%	72.2%
Non-GAAP gross margin subscription	78.2%	82.7%	75.6%

GAAP gross loss professional services	$(4,260)	$(4,210)	$(2,279)
Stock-based compensation	265	239	301
Non-GAAP gross loss professional services	$(3,995)	$(3,971)	$(1,978)
GAAP gross margin professional services	(253.0)%	(156.4)%	(65.3)%
Non-GAAP gross margin professional services	(237.2)%	(147.5)%	(56.7)%

GAAP gross profit	$21,380	$27,379	$21,536
Impact of non-GAAP adjustments	1,071	1,259	1,440
Non-GAAP gross profit	$22,451	$28,638	$22,976
GAAP gross margin	60.2%	65.0%	59.0%
Non-GAAP gross margin	63.3%	68.0%	63.0%

Operating expense:
GAAP sales and marketing	$9,215	$10,419	$13,912
Stock-based compensation	(627)	(615)	(1,138)
Amortization of intangibles	(272)	(273)	(448)
Non-GAAP sales and marketing	$8,316	$9,531	$12,326

GAAP research and development	$15,725	$14,531	$15,371
Stock-based compensation	(1,704)	(1,854)	(1,654)
Certain legal expenses	(191)	—	—
Lease exit and related charges	—	(167)	(916)
Non-GAAP research and development	$13,830	$12,510	$12,801

GAAP general and administrative	$7,293	$6,220	$6,825
Stock-based compensation	(1,162)	(1,193)	(1,257)
Amortization of intangibles	(17)	(17)	(17)
Certain legal expenses	(533)	—	—
Non-GAAP general and administrative	$5,581	$5,010	$5,551

GAAP operating expense	$32,233	$31,170	$36,108
Impact of non-GAAP adjustments	(4,506)	(4,119)	(5,430)
Non-GAAP operating expense	$27,727	$27,051	$30,678

Operating loss:
GAAP operating loss	$(10,853)	$(3,791)	$(14,572)
Impact of non-GAAP adjustments	5,577	5,378	6,870
Non-GAAP operating (loss) income	$(5,276)	$1,587	$(7,702)

Net (loss) income and net (loss) income per share:
GAAP net loss	$(10,539)	$(4,039)	$(14,444)

CASTLIGHT HEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(unaudited)

Total pre-tax impact of non-GAAP adjustments	5,577	5,378	6,870
Non-GAAP net (loss) income	$(4,962)	$1,339	$(7,574)
GAAP net loss per share, basic and diluted	$(0.07)	$(0.03)	$(0.11)
Non-GAAP net (loss) income per share, basic and diluted	$(0.03)	$0.01	$(0.06)
Shares used in basic and diluted net loss per share computation	143,000	140,508	134,994

Castlight Media Contact:
Courtney Lamie
press@castlighthealth.com
276-492-4248

Castlight Investor Contact:
Gary J. Fuges, CFA
ir@castlighthealth.com
415-829-1680